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                                                                     EXHIBIT 3.2


BYLAWS OF EEX CORPORATION
A CORPORATION INCORPORATED UNDER
THE LAWS OF THE STATE OF TEXAS


                          PURPOSE AND SCOPE OF BYLAWS

     These Bylaws shall constitute the private laws of EEX CORPORATION, a corporation duly incorporated under the laws of the State of Texas (herein called the "Company"), for the administration and regulation of the affairs of the Company.

     In the event any provision of these Bylaws is or may be in conflict with any applicable law of the United States or the State of Texas, or of any order, rule, regulation, decree or judgment of any governmental body or power or court having jurisdiction over the Company, or over the subject matter to which such provision of these Bylaws applies or may apply, such provision of these Bylaws shall be inoperative to the extent only that the operation thereof unavoidably conflicts with such law or order, rule, regulation, decree or judgment, and shall in all other respects be in full force and effect.


                                   ARTICLE I

                                    Offices

     Section 1. The registered office of the Company shall be at 4849 Greenville Avenue, in the City of Dallas, County of Dallas, State of Texas, and the registered agent of the Company at such address shall be C. Clint Adams or such other person as the Board of Directors may from time to time designate.

     Section 2. The Company may also have offices at such other places both within and without the State of Texas as the Board of Directors may from time to time determine or the business of the Company may require.


                                   ARTICLE II

                            Meetings of Shareholders

     Section 1. All meetings of the shareholders shall be held at the registered office of the Company or at such other place either within or without the State of Texas as shall be designated from time to time by the Board of Directors.

     Section 2. The annual meeting of shareholders shall be held on May 12, 1998, and thereafter on the second Tuesday of May in each year, at 10:00 A.M., for the election of a Board of Directors and the transaction of such other business as may properly be brought before the meeting.
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     Section 3.  Special meetings of the shareholders may only be called by the
Chairman of the Board or the President, at the request in writing or by vote of not less than a majority of the Continuing Directors (as defined in Article Ten of the Restated Articles of Incorporation of the Company) of the Board of Directors, or the holders of not less than 50% of all the outstanding shares entitled to vote at the meetings, and not by any other persons. Business transacted at all special meetings shall be confined to the subjects stated in the notice of meeting.

     Section 4. Written or printed notice stating the place, day and hour of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman, the Corporate Secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Company, with postage thereon prepaid.

     Section 5. The officer or agent having charge of the stock transfer books for shares of the Company shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Company and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima-facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

     Section 6. The holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by written proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

     Section 7. Each outstanding share, of any class, shall be entitled to as many votes per share as the Articles of Incorporation shall provide, on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation or these Bylaws. The vote for the election of Directors and, upon demand by any shareholder, the vote upon any question before the meeting shall be by ballot. Cumulative voting is expressly prohibited.

     Section 8. At any meeting of the holders, every shareholder having the right to vote shall be entitled to vote in person or by proxy executed in writing by such shareholder or by his duly
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authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. All proxies shall be revocable unless expressly provided therein to be irrevocable and are coupled with an interest and shall be filed with the Corporate Secretary of the Company prior to or at the time of the meeting at which they are to be voted.

     Section 9. When a quorum is present at any meeting, matters brought before the meeting shall be determined by the shareholders in the following manner: (a) with respect to any matter, other than the election of Directors or a matter for which the affirmative vote of a specified portion of the shares entitled to vote is required by the statutes or the Articles of Incorporation, the act of the shareholders shall be the affirmative vote of the holders of a majority of the shares entitled to vote on, and voted for or against, that matter at a meeting of shareholders at which a quorum is present and (b) with respect to the election of Directors, the act of the shareholders electing the Directors shall be a majority of all outstanding shares entitled to vote in the election of Directors, unless in each case the question is one upon which, by express provision of the statutes or of the Articles of Incorporation or of these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     Section 10. The Chairman shall preside at all meetings of the shareholders. In his absence, the President or an officer of the Company designated by the Board of Directors shall preside and perform the duties of the Chairman at such meeting. He shall appoint two inspectors of voting to serve at each such meeting. Before acting at any meeting, the inspectors shall be sworn faithfully to execute their duties with strict impartiality and according to the best of their ability. The inspectors shall determine the number of shares outstanding, the voting power of each, the shares represented at the meeting, the existence of a quorum, the qualification of the voters, the authenticity, validity and effect of proxies, receive votes and ballots, hear and determine all challenges and questions in any way arising in connection with the vote, count and tabulate all votes and determine and announce the result of the voting.

     Section 11. At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, otherwise properly brought before the meeting by or at the direction of the Board, or otherwise properly brought before the meeting by a shareholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Corporate Secretary. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Company, not less than fifty (50) days nor more than seventy-five (75) days prior to the meeting; provided, however, that in the event that less than sixty-five (65) days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A shareholder's notice to the Corporate Secretary shall set forth
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as to each matter the shareholder proposes to bring before the annual meeting
(i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class and number of shares of the Company which are beneficially owned by the shareholder, and (iv) any material interest of the shareholder in such business.

     Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 11; provided, however, that nothing in this Section 11 shall be deemed to preclude discussion by any shareholder of any business properly brought before the annual meeting in accordance with said procedure.

     The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 11, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

     Section 12. Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Company may be made at a meeting of shareholders by or at the direction of the Board of Directors by any nominating committee or person appointed by the Board or by any shareholder of the Company entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 12. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Corporate Secretary. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Company not less than fifty (50) days nor more than seventy-five (75) days prior to the meeting; provided, however, that in the event that less than sixty-five (65) days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 15th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder's notice to the Corporate Secretary shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a Director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Company which are beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of Directors pursuant to Regulation 14A under the Securities Exchange Act of 1934 as amended; and (b) as to the shareholder giving the notice (i) the name and record address of shareholder and (ii) the class and number of shares of capital stock of the Company which are beneficially owned by the shareholder. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as Director of the Company. No person shall be eligible for election as a Director of the Company unless nominated in accordance with the procedures set forth herein.

     The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so
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determine, he shall so declare to the meeting and the defective nomination shall be disregarded.


                                  ARTICLE III

                                   Directors

     Section 1. The powers of the Company shall be exercised under the authority of, and the business and affairs of the Company shall be managed under the direction of, its Board of Directors who may do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

     Section 2. The number of Directors constituting the board of Directors of the Company shall be fixed from time to time by the Board of Directors by the affirmative vote of not less than a majority of the Continuing Directors (as defined in Article Ten of the Restated Articles of Incorporation of the Company), but shall not be less than three (3), subject to such rights to elect additional Directors under such specified circumstances as may be granted to holders of Preferred Stock. Directors need not be shareholders or residents of the State of Texas. A person shall be ineligible to be a Director of the Company after the date of the annual meeting of shareholders of the Company that occurs after such person's seventieth birthday. Unless he shall resign or become ineligible, each Director shall hold office until his successors shall be elected and shall qualify.

     The Directors shall be classified with respect to the time for which they shall severally hold office by dividing them into three classes, which classes shall consist of an equal, or as near to equal as possible, number of Directors. At the 1998 annual meeting of shareholders, the Director or Directors of the first class shall be elected for a term expiring at the next annual meeting of shareholders to be held in 1999; the Director or Directors of the second class shall be elected for a term expiring at the next annual meeting of shareholders to be held in 2000; and the Director or Directors of the third class shall be elected for a term expiring at the next annual meeting of shareholders to be held in 2001. At each annual meeting, commencing with the annual meeting in 1998, the successor or successors to the class of directors whose term shall expire in that year shall be elected to hold office for the term of three years, so that the term of one class of Directors shall expire in each year. Any increase or decrease in the number of Directors constituting the Board of Directors shall be apportioned among the classes so as to maintain the number of directors in each class as near as possible to one-third the whole number of Directors as so adjusted.

     Section 3. Any Director may resign at any time either by oral tender of resignation at any meeting of the Board of Directors or by giving written notice thereof to the Corporate Secretary. Resignations shall take effect when tendered or at the time specified in the tender and, unless otherwise specified, the acceptance of a resignation shall not be necessary to make it effective.

     Section 4. Any Director may be removed only for cause at any special meeting of the shareholders by the affirmative vote of the holders of record of not less than 66-2/3% of the shares then entitled to vote at an election of Directors, if notice of the intention is act upon such matter shall have been given in the notice calling for such meeting. Any vacancy occurring in the Board of
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Directors shall be filled by the affirmative vote of a majority of the remaining Directors even though such remaining Directors shall be less than a quorum of the Board of Directors; provided that the Board of Directors may not fill more than two such directorships between annual meetings of shareholders.
A Director elected to fill a vacancy shall hold office for the remaining term of the class to which such directorship is assigned. Any directorship to be filled by reason of an increase in the number of Directors as provided in Section 2 hereof shall be filled solely by the affirmative vote of not less than a majority of the continuing Directors for a term of office continuing until the next annual meeting of shareholders.

     Section 5. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members one or more committees, each of which shall be comprised of one or more of its members, and may designate one or more of its members as alternate members of any committee, who may, subject to any limitations imposed by the Board of Directors, replace absent or disqualified members at any meeting of that committee. Any such committee, to the extent provided in such resolutions or in the Articles of Incorporation or the Bylaws, shall have and may exercise all of the authority of the Board of Directors, provided that no committee of the Board of Directors shall have the authority of the Board of Directors in reference to: (1) amending the Articles of Incorporation, except that a committee may, to the extent provided in the resolution designating that committee or in the Articles of Incorporation or the Bylaws, exercise the authority of the Board of Directors vested in it in accordance with Article 2.13 of the Texas Business Corporation Act ("Act"); (2) proposing a reduction of the stated capital of the Company in the manner permitted by Article 4.12 of the Act; (3) approving a plan of merger or share exchange of the Company; (4) recommending to the shareholders the sale, lease, or exchange of all or substantially all of the property and assets of the Company otherwise than in the usual and regular course of its business; (5) recommending to the shareholders a voluntary dissolution of the Company or a revocation thereof, (6) amending, altering, or repealing the Bylaws of the Company or adopting new Bylaws of the Company; (7) filling vacancies in the Board of Directors; (8) filling vacancies in or designating alternate members of any such committee; (9) filling any directorship to be filled by reason of an increase in the number of Directors; (10) electing or removing officers of the Company or members or alternate members of any such committee; (11) fixing the compensation of any member o alternate members of such committee; or (12) altering or repealing any resolution of the Board of Directors that by its terms provides that it shall not be so amendable or repealable; and, unless such resolution designating a particular committee, the Articles of Incorporation, or the Bylaws expressly so provide, no committee of the Board of Directors shall have the authority to authorize a distribution or to authorize the issuance of shares of the Company.


                       MEETINGS OF THE BOARD OF DIRECTORS

     Section 6. The Directors of the Company may hold their meetings, both regular and special, either within or without the State of Texas.

     Section 7. The first meeting of each newly elected Board of Directors shall be held without further notice immediately following the annual meeting of shareholders, and at the same place, unless by unanimous consent of the Directors then elected and serving such time or place shall be
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changed.

     Section 8. Regular meetings of the Board of Directors may be held with or without notice at such time and place as shall from time to time be determined by the Board of Directors.

     Section 9. Special meetings of the Board of Directors may be called on twenty-four (24) hours' notice to each Director, or such shorter period of time as the person calling the meeting deems appropriate in the circumstances, either personally, or by mail, or by telegram; special meetings shall be called by the Chairman or, in the event of the inability of the Chairman to act, the President or the Corporate Secretary in like manner and on like notice on the written request of two Directors. Neither the business to be transacted at, nor the purpose of, any special meeting need be specified in a notice or waiver of notice.

     Section 10. At all meetings of the Board of Directors, the presence of a majority of the number of Directors constituting the Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all members of the Board of Directors. If a quorum shall not be present at any meeting of the Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

     Section 11. The Board of Directors shall have authority to establish, from time to time, the amount of compensation which shall be paid to its members for their services as Directors.


                                   ARTICLE IV

                                    Notices

     Section 1. Whenever under the provisions of the statutes or of the Articles of Incorporation or of these Bylaws, notice is required to be given to any Director or shareholder, and no provision is made as to how such notice shall be given, it shall not be construed to mean notice, but any such notice may be given in writing, by mail, postage prepaid, addressed to such Director or shareholder at such address as appears on the books of the Company. Any notice required or permitted to be given by mail shall be deemed to be given at the time when the same shall be thus deposited in the United States mails as aforesaid.

     Section 2. Whenever any notice is required to be given to any shareholder or Director of the Company under the provisions of the statutes or of the Articles of Incorporation, or of these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be equivalent to the giving of such notice. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except when a Director attends a meeting for the express purpose, in writing filed at the meeting, of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or
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held.



                                   ARTICLE V

                                    Officers

     Section 1. The officers of the Company shall be a Chairman, a President, one or more Executive Vice Presidents, Senior Vice Presidents or Vice Presidents, a General Counsel, a Controller, a Corporate Secretary and a Treasurer, all of whom shall be elected by the Board of Directors. Any two or more offices may be held by the same person. Each such officer shall have such authority and perform such duties in the management of the Company as may be determined by resolution of the Board of Directors.

     Section 2. The Board of Directors may elect or appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such term and who shall have such authority and perform such duties as may be prescribed by the Board of Directors or the Chairman. The power to appoint such other officers and agents may be delegated by the Board of Directors to the Chairman to the extent the Board may delineate by resolution.

     Section 3. Each officer of the Company shall hold office until his successor is chosen and qualified in his stead or until his death or until his resignation, retirement or removal from office. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Company will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

     Section 4. The Chairman shall be the chief executive officer of the Company. He shall, subject to the direction and control of the Board of Directors, be their representative and medium of communication. He shall see that all orders, resolutions and policies adopted by the Board of Directors are carried into effect. He shall preside at all meetings of shareholders and at all meetings of the Board of Directors. He shall be in complete charge with attendant responsibility and accountability of the entire Company and its affairs.

     Section 5. The President shall be the chief operating officer of the Company. He shall, subject to the direction of the Chairman, have responsibility for such operations and functions assigned to him; and in the absence of the Chairman, shall preside at all meetings of the shareholders and at all meetings of the Board of Directors.

     Section 6. Each Executive Vice President shall have such powers and responsibilities, and shall perform such duties, as delineated by the Board or by the Chairman. They shall be directly responsible to such officer as the Chairman may from time to time prescribe.

     Section 7. The Senior Vice President, Chief Financial Officer, shall have such powers and responsibilities and shall perform such duties, as delineated by the Board of Directors or by the Chairman. He shall be responsible to the Chairman in said performance.

     Section 8. Other Senior Vice Presidents shall have such powers and responsibilities, and shall perform such duties, as delineated by the Board or by the Chairman. They shall be directly responsible to such officer as the Chairman may from time to time prescribe.

     Section 9. The General Counsel shall have general control over all matters of a legal nature concerning the Company and shall perform such duties as delineated by the Board or by the Chairman. He shall be directly responsible to the Chairman in said performance.

     Section 10. Each Vice President shall have such powers and responsibilities, and shall perform such duties, as may be delineated by the Board or the Chairman. They shall be directly responsible to such officer as the Chairman may from time to time prescribe.

     Section 11. The Controller shall be in general control of the accounts of the Company, shall be responsible for the making of adequate audits, shall prepare and interpret required accounting, financial and statistical statements, and shall be directly responsible to such officer and perform such other duties as the Board or Chairman may from time to time prescribe.

     Section 12. The Corporate Secretary shall attend all meetings of the Board of Directors and shareholders and act as secretary thereof and shall record all votes and the minutes of all proceedings of the Board of Directors and shareholders in a book for that purpose maintained and kept in his custody. He shall keep in his custody the seal of the Company and shall in general perform all the duties incident to the office of Secretary of a Company. He shall act as Transfer Agent of the Company and/or Registrar of its capital stock and other securities; provided that the Board of Directors may by resolution appoint one or more other persons or corporations as Transfer Agents and/or Registrars or as Co-Transfer Agents and/or Co-Registrars. He shall be directly responsible to such officer and shall perform such other duties as the Board or Chairman may from time to time prescribe.

     Section 13. The Treasurer shall have custody of all the funds and securities of the Company and shall keep full and accurate accounts of receipts and disbursements. He may endorse checks, notes and other obligations on behalf of the Company for collection and shall deposit the same, together with all monies and other valuable effects, to the credit of the Company in banks or depositories as the Board of Directors may designate by resolution or as may be established in accordance with Article VIII of these Bylaws. He shall be directly responsible to such officer as the Chairman may from time to time designate and shall perform all duties incident to the office of Treasurer of a Company or as the Board or Chairman shall designate.

     Section 14. The Board of Directors may appoint one or more Assistant Corporate Secretaries, Assistant Treasurers and Assistant Controllers and such other appointive officers as may be appropriate and required. They shall be directly responsible to such officer and shall perform such duties as the Board or Chairman may from time to time designate.

                                   ARTICLE VI

                        Certificates Representing Shares

     Section 1. The shares of stock of the Company shall be deemed personal estate, and shall be transferable only on the books of the Company in such manner as these Bylaws prescribe.

     Section 2. Every shareholder in the Company shall be entitled to have a certificate or certificates representing the number of shares owned by him. The certificates of shares of stock of the Company shall be numbered and shall be entered in the books of the Company as they are issued. They shall exhibit the holder's name and number of shares, and shall be signed by the Chairman, the President or a Vice President, and the Treasurer or an Assistant Treasurer and bear the corporate seal; but the signatures of such officers and the seal of the Company upon such certificates may be facsimiles, engraved or printed where such certificate is signed by a duly authorized Transfer Agent or Co-Transfer Agent and a Registrar or Co-Registrar.

     Section 3. The Board of Directors may make such rules and regulations as it may deem expedient concerning the issue, transfer, conversion, and registration of certificates for shares of the capital stock of the Company.

     Section 4. The Board of Directors may direct a new certificate representing shares to be issued in place of any certificate theretofore issued by the Company alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of such lost or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require and/or give the Company a bond in such form, in such sum, and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Company and its Transfer Agents and Registrars and its Co-Transfer Agents and Co-Registrars with respect to the certificate alleged to have been lost or destroyed.

     Section 5. Transfers of shares of stock shall be made on the books of the Company only by the person named in the certificate or by attorney, lawfully constituted in writing, and upon surrender of the certificate therefor.

     Section 6. The Board of Directors may close the stock transfer books of the Company for a period not to exceed sixty (60) days for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any distribution and share dividend, or in order to make a determination of shareholders for any purpose, provided that if such books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a shareholders' meeting, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of so closing the stock transfer books, the Board of Directors may fix a date in advance, not exceeding sixty
(60) days preceding the date of any meeting of shareholders, or the date for the payment of any distribution and share dividend or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the respective determination of the shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such distribution and share dividend, or to any such allotment of rights, or to exercise rights in respect of any such change, conversion or exchange of capital stock and in such case such shareholders and only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such distribution and share dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares of stock on the books of the Company after any such record date fixed as aforesaid. In the absence of any designation with respect thereto by the Board of Directors, the date upon which the notice of a meeting is mailed or resolutions declaring a distribution and share dividend are adopted shall be the record date for such determination in regard to meetings of shareholders or declarations of distributions and share dividends.

     Section 7. The Company shall be entitled to treat the holder of record of any share or of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Texas.

     Section 8. Bonds, debentures and other evidence of indebtedness of the Company shall be signed by the Chairman, the President or any Vice President and the Treasurer or an Assistant Treasurer and shall bear the corporate seal and when so executed shall be binding upon the Company, but not otherwise. The seal of the Company thereon may be facsimile, engraved or printed, and where any such bond, debenture or other evidence of indebtedness is authenticated with the manual signature of an authorized officer of the Company or trustee appointed or named by an indenture of trust or other agreement under which such security is issued, the signature of any of the Company's officers authorized to execute such security may be facsimile.

     Section 9. In case any officer who signed, or whose facsimile signature has been placed on any certificate representing shares of stock, bond, debenture or evidence of indebtedness of this Company shall cease to be an officer of the Company for any reason before the same has been issued or delivered by the Company, such certificate, bond, debenture or evidence of indebtedness may nevertheless be issued and delivered as though the person who signed it or whose facsimile signature had been placed thereon had not ceased to be such officer.


                                  ARTICLE VII

                   Deeds and Other Instruments of Conveyance

     Section 1. Deeds and other instruments of the Company conveying land or any interest in land shall be signed by the Chairman, the President or a Vice President or attorney-in-fact of the Company when authorized by appropriate resolution of the Board of Directors or shareholders, and when required by law, shall be attested by the Corporate Secretary or an Assistant Corporate Secretary and shall bear the corporate seal, and when so executed shall be binding upon the

Company, but not otherwise.


                                  ARTICLE VIII

                      Checks, Drafts and Bills of Exchange

          Section 1. The Chairman or the President of the Company may from time to time establish General Bank Accounts, Depository Bank Accounts, and such Special Bank Accounts as in the judgment of either of them may be needed in carrying on and dispatching the business of the Company. All checks, drafts and bills of exchange issued in the name of the Company and calling for the payment of money out of said General Accounts, Depository Accounts, or Special Accounts of the Company shall be signed by the Controller or Assistant Controller, or such agents and employees as the Chairman or the President may from time to time designate and authorize to sign for the Controller, and countersigned by the Treasurer or any Assistant Treasurer, or such agents and employees as the Chairman or the President may from time to time designate and authorize to sign for the Treasurer; and when so designated by the Chairman or the President, the signature of the Treasurer or an Assistant Treasurer may be affixed by the use of a check-signing machine; provided that for the purpose of transferring funds from any bank or depository at which the Company has funds on deposit to any other bank or depository of the Company for credit to the Company's account, a form of check having plainly printed upon its face "DEPOSITORY TRANSFER CHECK," and being by its wording payable to a bank or depository for credit to the account of the Company, is hereby authorized, and such checks shall require no signature other than the name of the Company printed at the lower right corner; and further provided that checks, drafts and bills of exchange issued in the name of the Company in the amount of $25,000.00 or less need bear only one signature and that being the signature of the Treasurer or an Assistant Treasurer, affixed either manually or by the use of a check-signing machine, or the manual signature of such agents and employees as the Chairman or the President may from time to time designate and authorize to sign for the Treasurer; and provided further that checks and drafts issued in the name of the Company and calling for the payment of production revenue or royalties need bear only one signature and that being the signature of the Treasurer or an Assistant Treasurer, affixed either manually or by the use of a check-signing machine, or the manual signature of such agents and employees as the Chairman or the President may from time to time designate and authorize to sign for the Treasurer; and provided further that checks and drafts issued in the name of the Company and calling for payment of money out of Special Bank Accounts established for the payment of dividends need bear only one signature and that being the signature of the Treasurer or an Assistant Treasurer, affixed either manually or by the use of a check-signing machine, or the manual signature of such agents and employees as the Chairman or the President may from time to time designate and authorize to sign for the Treasurer; and further provided that no person authorized to sign checks or drafts may sign a check or draft payable to himself. When in such applicable manner, but not otherwise, every check, draft or bill of exchange issued in the name of the Company and calling for the payment of money out of the General Bank Accounts, Depository Bank Accounts, and Special Bank Accounts of the Company shall be valid and enforceable according to its wording, tenor and effect, but not otherwise. Provided, however, that for the purpose of transferring funds between accounts of the Company, from accounts of the Company to accounts of subsidiaries and affiliates, from accounts of the Company for the purpose of investment of corporate funds, and from accounts of the

Company for the payment of dividends, the Treasurer or an Assistant
Treasurer, or such agents and employees as the Chairman or the President may from time to time designate and authorize, may make such transfer of funds by bank wire transfers through oral or written instructions; and for the purpose of transferring funds from accounts of the Company to accounts of other third parties, the Company may make such transfers by electronic funds transfer, irrespective of amount, when authorized by oral, computer-generated or written instructions which are given by any two of the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, or such other agents or employees as the Chairman and President may from time to time authorize to act for the Treasurer or Controller.

     Section 2. The Treasurer of the Company may establish special bank accounts designated as Agent's Account in such bank or banks as in his judgment may be needed in carrying on and dispatching the business of the Company, provided that the Treasurer in establishing and maintaining such accounts shall keep only such funds therein and in such amount as may be required for the local needs of such accounts and provided that checks or drafts issued against or drawn on such accounts shall be valid and binding on the Company according to their wording, tenor and effect when signed by either the Treasurer of the Company or by such agent or employee of the Company as may be designated by the Treasurer in writing to such bank or when signed in such manner and by such agent or employee of the Company as may be designated by the Chairman or the President of the Company; and further provided that checks and drafts issued in the name of the Company against funds in such Agent's Account in the amount of $1,000.00 or more must be countersigned by two persons authorized to sign such checks or drafts.


                                   ARTICLE IX

                                  Fiscal Year

     Section 1. The fiscal year shall begin on the first day of January in each year.


                                   ARTICLE X

                       Distributions and Share Dividends

     Section 1. Distributions and share dividends upon the outstanding shares of the Company, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting. Distributions may be paid in cash or property, and share dividends may be paid in shares of the authorized but unissued shares or in treasury shares, of the Company subject to the provisions of the Articles of Incorporation.


                                   ARTICLE XI

                                    Reserves

     Section 1. There may be created by resolution of the Board of Directors out of the earned surplus of the Company such reserve or reserves as the Directors from time to time, in their discretion, think proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the Company, or for such other purpose as the Directors shall think beneficial to the Company, and the Directors may modify or abolish any such reserve in the manner in which it was created.


                                  ARTICLE XII

                                      Seal

     Section 1. The Company's seal shall have inscribed thereon the name of the Company and the words "Corporate Seal, Texas." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.


                                  ARTICLE XIII

                                Indemnification

     Section 1. The Company shall indemnify, and advance or reimburse reasonable expenses incurred by, any person who (1) is or was a director or officer of the Company or (2) while a director or officer of the Company, its divisions or subsidiaries, is or was serving at the request of the Company, pursuant to a resolution adopted by the Board of Directors, as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, to the fullest extent that a Company may or is required to grant indemnification to, or advance or reimburse reasonable expenses incurred by, a director under the Act. The Company, pursuant to a resolution adopted by the Board of Directors, may indemnify any such persons to such further extent as permitted by law.

     Section 2. The Company, pursuant to a resolution adopted by the Board of Directors, may indemnify, and advance or reimburse reasonable expenses incurred by, any other person to the fullest extent permitted under the Act.

     Section 3.  Action by the Board of Directors to amend, modify or terminate
ARTICLE XIII, Section 1 or Section 2, shall be prospective from the effective date of such action and any rights or obligations resulting from an event or events occurring prior thereto shall be governed by the provisions of Section 1 or Section 2, as the case may be, of this ARTICLE XIII as of the date of such event or events.


                                  ARTICLE XIV

                                   Amendments

     Section 1. The power to alter, amend, suspend or repeal the Bylaws or to adopt new Bylaws shall be vested in, and shall require the approval of, the majority of Continuing Directors then in office; provided, however, that any Bylaw or Amendment thereto as adopted by the Board of Directors may be altered, amended, suspended or repealed by the vote of the holders of 66/2//3% of the shares entitled to vote for the election of Directors or a new Bylaw in lieu thereof may be adopted by vote of such shareholders. No Bylaw which has been altered, amended or adopted by such a vote of the shareholders may be altered, amended, suspended or repealed by vote of the Directors until two years after such action by vote of the shareholders.


                                   ARTICLE XV

                       Restrictions on Foreign Ownership

     Section 1. The purpose of this Article XV is to limit ownership and control of shares of any class of capital stock of the Company by persons who are not Eligible Citizens in order to permit the Company or any of its Subsidiaries to conduct its business as a U.S. Mineral Lessee. The Board of Directors is hereby authorized to adopt such resolutions, and to effect any and all other measures reasonably necessary or desirable (consistent with applicable law and the provisions of the Articles of Incorporation) to fulfill the purpose and implement the restrictions of this Article XV, including without limitation, requiring, as a condition precedent to the transfer of shares on the records of the Company, representations and other proof as to the identity of existing or prospective shareholders and persons on whose behalf of shares of any class of capital stock of the Company or any interest therein or right thereof are or are to be held and as to whether or not such persons are Eligible Citizens.

     Section 2. Any transfer, or attempted or purported transfer, of any shares of any class of capital stock issued by the Company or any interest therein or right thereof, which would result in the ownership or control by one or more non-Eligible Citizens of the shares of any class of capital stock of the Company or of any interest or right therein will, until such condition no longer exists, be void and will be ineffective as against the Company and the Company will not recognize the purported transferee as a shareholder of the Company for any purpose other than the transfer of such shares to a person who is an Eligible Citizen provided, however, that such shares may nevertheless be deemed to be shares held or owned by non-Eligible Citizens for the purposes of this Article XV.

     Section 3. No shares of the outstanding capital stock of the Company or any class thereof transferred to, or acquired or held by, a non-Eligible Citizen shall be entitled to receive or accrue any rights with respect to any dividends or other distributions of assets declared payable or paid to the holders of such capital stock during such period. Furthermore, no shares held by or for the benefit of any non-Eligible Citizen will be entitled to vote with respect to any matter submitted to stockholders of the Company so long as such condition exists.

     Section 4. If at any time (i) the Company is named, or is threatened to be named, as a party in a judicial or administrative proceeding that seeks the cancellation or forfeiture of any property, lease, right or license in which the Company has an interest or (ii) if, in the opinion of the Board of Directors, the Company's ability to hold any property, lease, right or license would be prohibited or restricted because of the nationality, citizenship, residence, or other status, of any shareholder of the Company (or, in the case of a shareholder which is a Company, partnership or association, of any shareholder, owner, partner or member of such shareholder), the Company may redeem the shares held by such shareholder at the then Current Market Price and upon such terms as shall be determined by the Board of Directors, in their sole discretion.

     Section 5. "Current Market Price" per share of capital stock of the Company on any date is the average of the Quoted Prices of such class of capital stock during the four trading weeks before the date in question. In the absence of one or more such quotations, the Board of Directors shall determine the current market price on the basis of such quotations as it considers appropriate.

     "Eligible Citizen" means any person (including a Company, partnership or other entity) whose ownership, holding or control of shares in the Company would not, by reason of such person's citizenship or the citizenship of its members or owners or otherwise, (1) disqualify the Company or any of its Subsidiaries from owning, acquiring, holding, possessing, or leasing oil, gas or other minerals, mineral deposits, land, vessels or any other property, licenses, or rights of any nature whatsoever in federal lands or leases under federal laws and regulations in effect from time to time, or (2) violate any other qualifications as the Board of Directors deems in its reasonable discretion are necessary or appropriate to permit the Company and its Subsidiaries to engage in any other business activities for which there may be qualifications or restrictions on shareholders of the Company or any of its Subsidiaries applicable under federal or state law. A person is an Eligible Citizen if the applicable following requirement is met: (1) for an individual, that he is native-born, naturalized or a derivative Citizen of the United States or otherwise qualifies as a United States citizen; (2) for a Company, that is organized or existing under the laws of the United States, a state, the District of Columbia or United States territory or possession, that at least 75% of the ownership interest in, and the voting power over, the Company is held by Eligible Citizens, that the Company's president or other chief executive officer and the chairman of its board of directors are United States citizens and that no more than a minority of the number of directors required to constitute a quorum are non-United States citizens; (3) for a partnership, that all of the interests in the partnership, are owned by Eligible Citizens; (4) for a trust, that each of its trustees and each of its beneficiaries is an Eligible Citizen; and (5) for an association, joint venture, or other entity, that all members, venturers or other equity participants are Eligible Citizens and that such association, joint venture or other entity is capable of holding leases or other interest in federal minerals or lands under the laws of the United States.

     "Quoted Price" means, with respect to any class of capital stock of the Company, the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in each case on the principal national securities exchange on which the shares of such class of capital stock are listed or admitted to trading or, if not listed or admitted to trading, the last sale price regular way for such shares as published by

NASDAQ, or if such last price is not so published by NASDAQ or if no such sale takes place on such day, the mean between the closing bid and asked prices for such shares as published by NASDAQ or in the absence of any of the foregoing, the fair market value as determined by the Board of Directors.

     "Subsidiary" means any Company more than 50% of the outstanding capital stock of which is owned by the Company or any Subsidiary of the Company.

     "U.S. Mineral Lessee" means any Company or other entity directly or indirectly owning, acquiring, holding, possessing, or leasing oil, gas or other minerals, mineral deposits, lands, vessels or any other property, licenses, or rights of any nature whatsoever in federal lands or leases under federal laws and regulations in effect from time to time, including, without limitation, the Mineral Leasing Act of 1920, as amended, 30 U.S.C.A. (S)181 et seq.




                                                    As amended by the Board of
                                                    Directors on August 12, 1997